Clifton Bancorp Inc. Announces Financial Results for the Fourth
Quarter Ended and Year Ended March 31, 2016; Declares Cash Dividend

Clifton, New Jersey – May 10, 2016 -- Clifton Bancorp Inc. (Nasdaq: CSBK) (the “Company”), the holding company for Clifton Savings Bank, today announced results for the quarter  and year ended March 31, 2016.  Net income for the quarter was $878,000 ($0.04 per share, basic and diluted) as compared to net income of $3.51 million ($0.14 per share, basic, $0.13 per share, diluted) for the quarter ended March 31, 2015.  Net income for the year ended March 31, 2016 was $5.40 million ($0.22 per share, basic and diluted) as compared to $8.55 million ($0.33 per share, basic and diluted) for fiscal 2015.

The Board of Directors also announced today that the Company will pay a cash dividend of $0.06 per common share for the quarter ended March 31, 2016. The dividend will be paid on June 10, 2016 to stockholders of record on May 27, 2016.

The results of operations for the three months and year ended March 31, 2016 were most significantly affected by:

•	Gains on sale of securities, which decreased $1.9 million for both the three months and year ended March 31, 2016;
•	Increases in provision for loan losses of $603,000 and $348,000, for the three months and year ended March 31, 2016, respectively, mainly due to loan growth;
•
Increases in salaries and employee benefits and directors’ compensation expenses related to the 2015 Equity Incentive Plan, which, in total, amounted to $439,000 and $1.02 million, respectively, for the three months and year ended March 31, 2016;

•
Decreases in income from bank owned life insurance of $788,000 and $536,000, for the three months and year ended March 31, 2016, respectively, due to the prior year including proceeds from a death benefit.

Other Notable Items

•	Net loans increased 11.4% and 21.7%, or $79.9 million and $139.1 million, during the three months and year ended March 31, 2016, respectively;
•	One-to-four family real estate loans increased 3.0% and 10.8%, or $18.0 million and $60.4 million, during the three months and year ended March 31, 2016, respectively;
•	Multi-family and commercial real estate loans increased 69.9% and 106.9%, or $63.2 million and $79.4 million, during the three months and year ended March 31, 2016, respectively;
•
Loan mix between one-to-four family real estate, and multi-family and commercial real estate loans to total loans shifted from 86.7% and 11.6%, respectively, at March 31, 2015 to 79.0% and 19.7%, respectively, at March 31, 2016;

•	Nonperforming loans to total gross loans decreased to 0.47% at March 31, 2016 from 0.88% at March 31, 2015;
•	1,387,029 and 4,007,753 shares of common stock were repurchased during the three months and year ended March 31, 2016, respectively, at a weighted average price of $14.28 and $14.02 per share.

Paul M. Aguggia, Chairman, President, and Chief Executive Officer, stated, “Our fiscal year 2016 results demonstrate that our strategic plan is being implemented effectively. We generated a significant increase in our multi-family and commercial real estate portfolios and continued to shift our deposit base to transactional accounts. Much of this was accomplished in our fourth quarter.  In addition, our investment in talented professionals, initiatives to generate business, innovative products, and our new Hoboken location are taking root. We look forward to building upon the momentum created during the quarter and the year.”

Balance Sheet and Credit Quality Review

Total assets increased $66.2 million, or 5.6%, to $1.25 billion at March 31, 2016, from $1.19 billion at March 31, 2015. The increase in total assets was primarily due to an increase in loans.

Net loans increased $139.1 million, or 21.7%, to $780.2 million at March 31, 2016 from $641.1 million at March 31, 2015.  One-to-four family real estate loans increased $60.4 million, or 10.8%, while multi-family and commercial real estate loans increased $79.4 million, or 106.9%, during fiscal 2016. The increase included $38.5 million in participations in commercial real estate loans purchased from in-market financial institutions. Securities, including both available for sale and held to maturity issues, decreased $61.4 million, or 14.7%, to $357.5 million at March 31, 2016 from $418.9 million at March 31, 2015, mainly as a result of calls, maturities and repayments on securities. Securities totaling $1.9 million were sold during the year ended March 31, 2016, resulting in a gain of $72,000. Cash and cash equivalents decreased $18.2 million, or 37.0%, to $31.1 million at March 31, 2016 from $49.3 million at March 31, 2015.

Deposits decreased $4.8 million, or 0.7%, to $694.7 million at March 31, 2016 from $699.5 million at March 31, 2015.  The Company’s emphasis on transaction account generation resulted in a 3.1% increase in the final quarter of 2016. Borrowed funds increased $124.0 million, or 115.4%, to $231.5 million at March 31, 2016 from $107.5 million at March 31, 2015. The Company’s outstanding borrowings as of March 31, 2016 have a weighted average rate of 1.53% and a weighted average term of 16 months. All outstanding borrowings are with the Federal Home Loan Bank of New York.

Total stockholders’ equity decreased $52.7 million, or 14.3%, to $315.3 million at March 31, 2016 from $368.0 million at March 31, 2015, primarily as a result of $56.3 million in repurchases of common stock, and the payment of $7.3 million in cash dividends, partially offset by net income of $5.4 million.

Non-accrual loans decreased $1.9 million, or 35.2%, to $3.7 million at March 31, 2016 from $5.6 million at March 31, 2015.  Included in non-accrual loans at March 31, 2016 were six loans totaling $606,000 that were current or less than 90 days delinquent, but which were previously 90 days or more delinquent and on a non-accrual status pending a sustained period of repayment performance (generally six months). The percentage of nonperforming loans to total gross loans decreased to 0.47% at March 31, 2016 from 0.88% at March 31, 2015.  The allowance for loan losses to nonperforming loans increased to 119.19% at March 31, 2016 from 61.53% at March 31, 2015, as nonperforming loans decreased, while the allowance balance increased mainly as a result of a significant increase in the loan balance.

Income Statement Review

Net interest income increased by $289,000, or 4.5%, to $6.69 million for the three months ended March 31, 2016 as compared to $6.40 million for the three months ended March 31, 2015. The increase in net interest income was primarily the result of an increase of 7 basis points in net interest margin partially offset by a decrease of $38.2 million in average net interest-earning assets.

Net interest income increased $115,000, or 0.4%, to $26.24 million for the year ended March 31, 2016 as compared to $26.13 million for the year ended March 31, 2015, driven by an increase of $12.5 million in average net interest-earning assets and an increase of 3 basis points in net interest margin.

The provision for loan losses increased $603,000, or 603.0%, to $703,000 for the three months ended March 31, 2016, as compared to $100,000 for the three months ended March 31, 2015, and $348,000, or 48.5%, to $1.07 million for the year ended March 31, 2016, as compared to $717,000 for the year ended March 31, 2015. The increase in the provision for the year ended March 31, 2016 was mainly the result of the significant increase in the balance of outstanding loans, partially offset by more favorable trends in qualitative factors related to delinquencies considered in the periodic review of the general valuation allowance.

Non-interest income decreased $2.65 million, or 85.8%, to $440,000 for the three months ended March 31, 2016 from $3.09 million for the three months ended March 31, 2015, and $2.44 million, or 56.7%, to $1.87 million for the year ended March 31, 2016 from $4.31 million for the year ended March 31, 2015. The decrease in both periods was mainly attributable to a decrease in income from bank owned life insurance and a significant decrease in gain on sales of securities. In 2015, income from bank owned life insurance for both periods included proceeds from a death benefit.  Gains on sale of securities totaled $1.9 million and $2.0 million, respectively, during the three months and year ended March 31, 2015, as compared to no gains and $72,000 in gains recorded during the three months and year ended March 31, 2016, respectively.

Non-interest expenses for the three months ended March 31, 2016 increased $811,000, or 18.6%, to $5.17 million for the three months ended March 31, 2016, as compared to $4.36 million for the three months ended March 31, 2015. The increase consisted primarily of increases in salaries and employee benefits of $532,000, or 20.6%, directors’ compensation of $144,000, or 71.2%, and equipment expense of $95,000, or 27.2%. The increase in equipment expense was mainly related to the development and implementation of new customer products and services, as well as additional costs related to our new Hoboken location.  Non-interest expenses for the year ended March 31, 2016 increased $2.0 million, or 11.7%, to $19.1 million as compared to $17.1 million for the year ended March 31, 2015. The increase consisted primarily of an increase in salaries and employee benefits of $1.68 million, or 17.3%, and directors’ compensation of $156,000, or 15.7%.
The increases in salaries and employee benefits during both periods includes the addition of business development, compliance and Hoboken location staff, typical annual increases in compensation and benefits expenses, an increase in employee stock ownership plan expense due an increase in the price of the Company’s common stock, and the expense related to the granting of equity awards under the Company’s 2015 Equity Incentive Plan.

About Clifton Bancorp Inc.
Clifton Bancorp Inc. is the holding company of Clifton Savings Bank (CSBK), a federally chartered savings bank headquartered in Clifton, New Jersey. CSBK is a metropolitan, community-focused bank serving residents and small businesses in its market area through 12 full-service banking centers. For additional investor relations information, including subscribing to email alerts, visit cliftonbancorp.com.

Forward-Looking Statements
Clifton Bancorp makes forward-looking statements in this news release. These forward-looking statements may include: statements of goals, intentions, earnings expectations, and other expectations; estimates of risks and of future costs and benefits; assessments of probable loan and lease losses; assessments of market risk; and statements of the ability to achieve financial and other goals.

 Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project” and other similar words and expressions. Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made. Clifton Bancorp does not assume any duty and does not undertake to update its forward-looking statements. Because forward-looking statements are subject to assumptions and uncertainties, actual results or future events could differ, possibly materially, from those that Clifton Bancorp anticipated in its forward-looking statements and future results could differ materially from historical performance.

Clifton Bancorp’s forward-looking statements are subject to the following principal risks and uncertainties: general economic conditions and trends, either nationally or locally; conditions in the securities markets; changes in interest rates; changes in deposit flows, and in the demand for deposit, loan, and investment products and other financial services; changes in real estate values; changes in the quality or composition of the  loan or investment portfolios; changes in competitive pressures among financial institutions or from non-financial institutions; the ability to retain key members of management; changes in legislation, regulations, and policies; and a variety of other matters which, by their nature, are subject to significant uncertainties. Clifton Bancorp provides greater detail regarding some of these factors in the “Risk Factors” section of its Annual Report on Form 10-K, which was filed on June 5, 2015. Clifton Bancorp’s forward-looking statements may also be subject to other risks and uncertainties, including those that it may discuss elsewhere in this news release or in its filings with the SEC, accessible on the SEC’s website at www.sec.gov.

Contact:                 Bart D’Ambra
(973) 473-2200

Selected Consolidated Financial Condition Data

	At March 31,
	2016	2015
	(In thousands)
Financial Condition Data:
Total assets	$1,253,127	$1,186,924
Loans receivable, net	780,229	641,084
Cash and cash equivalents	31,069	49,308
Securities	357,462	418,875
Deposits	694,662	699,476
FHLB advances	231,500	107,500
Total stockholders' equity	315,277	368,001

Selected Consolidated Operating Data

	Three Months Ended
	March 31,		Year Ended March 31,
	2016	2015	2016	2015
	(In thousands, except share and per share data)
Operating Data:
Interest income	$9,158	$8,558	$35,345	$35,162
Interest expense	2,468	2,157	9,102	9,034
Net interest income	6,690	6,401	26,243	26,128
Provision for loan losses	703	100	1,065	717
Net interest income after provision for
loan losses	5,987	6,301	25,178	25,411
Non-interest income	440	3,094	1,866	4,313
Non-interest expenses	5,173	4,362	19,101	17,106
Income before income taxes	1,254	5,033	7,943	12,618
Income taxes	376	1,520	2,542	4,064
Net income	$878	$3,513	$5,401	$8,554
Basic earnings per share	$0.04	$0.14	$0.22	$0.33
Diluted earnings per share	$0.04	$0.13	$0.22	$0.33

Average shares outstanding - basic	23,434	25,979	24,477	25,538
Average shares outstanding - diluted	23,479	26,073	24,533	25,698

Average Balance Table

	Three Months Ended March 31,
	2016				2015
			Interest				Interest
	Average		and	Yield/	Average		and	Yield/
	Balance		Dividends	Cost	Balance		Dividends	Cost
Assets:	(Dollars in thousands)
Interest-earning assets:
Loans receivable	$739,496		$6,713	3.63%	$636,175		$5,756	3.62%
Mortgage-backed securities	275,526		1,851	2.69%	283,461		2,013	2.84%
Investment securities	81,566		495	2.43%	143,308		697	1.95%
Other interest-earning assets	28,521		99	1.39%	45,633		92	0.81%
Total interest-earning assets	1,125,109		9,158	3.25%	1,108,577		8,558	3.09%

Non-interest-earning assets	84,339				81,989
Total assets	$1,209,448				$1,190,566

Liabilities and stockholders' equity:
Interest-bearing liabilities:
Demand accounts	$55,477		15	0.11%	$54,581		18	0.13%
Savings and Club accounts	141,844		75	0.21%	138,978		53	0.15%
Certificates of deposit	464,519		1,541	1.33%	500,158		1,523	1.22%
Total interest-bearing deposits	661,840		1,631	0.99%	693,717		1,594	0.92%
FHLB Advances	195,375		837	1.71%	108,750		563	2.07%
Total interest-bearing liabilities	857,215		2,468	1.15%	802,467		2,157	1.08%

Non-interest-bearing liabilities:
Non-interest-bearing deposits	17,124				12,295
Other non-interest-bearing liabilities	12,067				9,983
Total non-interest-bearing liabilities	29,191				22,278

Total liabilities	886,406				824,745
Stockholders' equity	323,042				365,821
Total liabilities and stockholders' equity	$1,209,448				$1,190,566

Net interest income			$6,690				$6,401
Interest rate spread				2.10%				2.01%
Net interest margin				2.38%				2.31%
Average interest-earning assets to average interest-bearing liabilities	1.31	x			1.38	x

	Year Ended March 31,
	2016				2015
			Interest				Interest
	Average		and	Yield/	Average		and	Yield/
	Balance		Dividends	Cost	Balance		Dividends	Cost
Assets:	(Dollars in thousands)
Interest-earning assets:
Loans receivable	$687,670		$25,107	3.65%	$617,696		$23,150	3.75%
Mortgage-backed securities	275,419		7,553	2.74%	298,251		8,998	3.02%
Investment securities	104,447		2,363	2.26%	146,327		2,657	1.82%
Other interest-earning assets	28,985		322	1.11%	46,693		357	0.76%
Total interest-earning assets	1,096,521		35,345	3.22%	1,108,967		35,162	3.17%

Non-interest-earning assets	79,759				107,642
Total assets	$1,176,280				$1,216,609

Liabilities and stockholders' equity:
Interest-bearing liabilities:
Demand accounts	$54,074		60	0.11%	$55,544		72	0.13%
Savings and Club accounts	141,174		254	0.18%	140,118		236	0.17%
Certificates of deposit	472,152		6,085	1.29%	519,183		6,399	1.23%
Total interest-bearing deposits	667,400		6,399	0.96%	714,845		6,707	0.94%
FHLB Advances	141,885		2,703	1.91%	119,423		2,327	1.95%
Total interest-bearing liabilities	809,285		9,102	1.12%	834,268		9,034	1.08%

Non-interest-bearing liabilities:
Non-interest-bearing deposits	14,817				11,676
Other non-interest-bearing liabilities	11,689				11,182
Total non-interest-bearing liabilities	26,506				22,858

Total liabilities	835,791				857,126
Stockholders' equity	340,489				359,483
Total liabilities and stockholders' equity	$1,176,280				$1,216,609

Net interest income			$26,243				$26,128
Interest rate spread				2.10%				2.09%
Net interest margin				2.39%				2.36%
Average interest-earning assets to average interest-bearing liabilities	1.35	x			1.33	x

Asset Quality Data

	Year Ended March 31,
	2016	2015
	(Dollars in thousands)
Allowance for loan losses:
Allowance at beginning of period	$3,475	$3,071
Provision for loan losses	1,065	717

Charge-offs	(183)	(313)
Recoveries	3	-
Net charge-offs	(180)	(313)

Allowance at end of period	$4,360	$3,475

Allowance for loan losses to total gross loans	0.56%	0.54%
Allowance for loan losses to nonperforming loans	119.19%	61.53%

	At March 31,
	2016	2015
	(Dollars in thousands)
Nonperforming Assets:
Nonaccrual loans:
One- to four-family real estate	$3,412	$4,555
Multi-family real estate	-	581
Commercial real estate	186	439
Consumer real estate	60	73
Total nonaccrual loans	3,658	5,648
Real estate owned	58	-
Total nonperforming assets	$3,716	$5,648

Total nonperforming loans to total gross loans	0.47%	0.88%
Total nonperforming assets to total assets	0.30%	0.48%

Selected Consolidated Financial Ratios

Three Months Ended March 31,	Year Ended March 31,
Selected Performance Ratios (1):	2016	2015	2016	2015
Return on average assets	0.29%	1.18%	0.46%	0.70%
Return on average equity	1.09%	3.84%	1.59%	2.38%
Interest rate spread	2.10%	2.01%	2.10%	2.09%
Net interest margin	2.38%	2.31%	2.39%	2.36%
Non-interest expenses to average assets	1.71%	1.47%	1.62%	1.41%
Efficiency ratio (2)	72.55%	45.94%	67.95%	56.19%
Average interest-earning assets to average
interest-bearing liabilities	1.31	x	1.38	x	1.35	x	1.33	x
Average equity to average assets	26.71%	30.73%	28.95%	29.55%
Dividend payout ratio	159.23%	44.35%	135.40%	89.22%
Net charge-offs to average outstanding loans during
the period	0.05%	0.00%	0.03%	0.05%

(1)  Performance ratios are annualized.
(2)  Represents non-interest expense divided by the sum of net interest income and non-interest income including gains and losses on the sale of assets.

Quarterly Data

	Quarter Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2016	2015	2015	2015	2015
	(In thousands except shares and per share data)
Operating Data
Interest income	$9,158	$8,736	$8,739	$8,712	$8,558
Interest expense	2,468	2,300	2,199	2,135	2,157
Net interest income	6,690	6,436	6,540	6,577	6,401
Provision for loan losses	703	189	100	73	100
Net interest income after provision for
loan losses	5,987	6,247	6,440	6,504	6,301
Non-interest income	440	460	452	514	3,094
Non-interest expenses	5,173	4,833	4,580	4,515	4,362
Income before income taxes	1,254	1,874	2,312	2,503	5,033
Income taxes	376	549	772	845	1,520
Net income	$878	$1,325	$1,540	$1,658	$3,513

Share Data
Basic earnings per share	$0.04	$0.05	$0.06	$0.07	$0.14
Diluted earnings per share	$0.04	$0.05	$0.06	$0.07	$0.13
Dividends per share	$0.06	$0.06	$0.06	$0.12	$0.06
Average shares outstanding - basic	23,434	24,475	24,633	25,367	25,979
Average shares outstanding - diluted	23,479	24,521	24,687	25,440	26,073
Shares outstanding at period end	24,000	25,394	25,745	25,960	27,326

Financial Condition Data
Total assets	$1,253,127	$1,167,739	$1,153,895	$1,152,707	$1,186,924
Loans receivable, net	780,229	700,283	677,286	654,802	641,084
Cash and cash equivalents	31,069	30,493	17,869	23,498	49,308
Securities	357,462	356,977	379,582	395,386	418,875
Deposits	694,662	674,002	678,624	685,248	699,476
FHLB advances	231,500	147,000	124,000	107,500	107,500
Total stockholders' equity	315,277	333,956	338,267	347,764	368,001

Assets Quality:
Total nonperforming assets	$3,716	$4,387	$4,330	$5,340	$5,648
Total nonperforming loans to total gross loans	0.47%	0.63%	0.64%	0.81%	0.88%
Total nonperforming assets to total assets	0.30%	0.38%	0.38%	0.46%	0.48%
Allowance for loan losses	$4,360	$3,750	$3,625	$3,525	$3,475
Allowance for loan losses to total gross loans	0.56%	0.53%	0.53%	0.54%	0.54%
Allowance for loan losses to nonperforming loans	119.19%	85.48%	83.72%	66.01%	61.53%